PROSPECTUS SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-204908 Dated May 2, 2016 (To Prospectus dated April 29, 2016 and Product Supplement dated May 2, 2016)

UBS AG Return Optimization Securities

Linked to the common stock or American depositary receipts of a specific company or the shares of a specific exchange traded fund

Investment Description

UBS AG Return Optimization Securities (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG, London Branch (“UBS” or the “issuer”) linked to the common stock or American depositary receipts of a specific company or the shares of a specific exchange traded fund (the “underlying asset”). The applicable terms of an offering of the Securities will be specified in the relevant final terms supplement you will receive from your financial advisor. The general terms are as follows:

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Unless otherwise specified in the relevant final terms supplement, the principal amount of each Security will equal $10 and will be offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment) and integral multiples of $10 in excess thereof.

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At maturity UBS will pay you a cash payment, for each Security you hold, that will be based on (i) the underlying return and (ii) whether the final level of the underlying asset is less than the initial level, calculated as follows:

♦	If the underlying return is positive:

$10 + ($10 × the lesser of (a) Underlying Return × Multiplier and (b) Maximum Gain).

♦	If the underlying return is zero:

Principal Amount of $10.

♦	If the underlying return is negative:

$10 + ($10 × Underlying Return).

Investing in the Securities involves significant risks. The Securities are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment. The stated payout from the issuer only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features

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Enhanced Participation in the Positive Performance of the Underlying Asset, Subject to a Maximum Gain — At maturity, the Securities provide enhanced participation in any positive underlying return at the multiplier up to the maximum gain.

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Full Downside Market Exposure — If the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. UBS is not necessarily obligated to repay the full amount of your initial investment at maturity, and the Securities have the same downside market risk as an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-25 of the Optimization & Performance Strategies product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offerings

This prospectus supplement describes the general terms of Securities that we may offer. The applicable terms of any offering of Securities will be specified in the relevant final terms supplement you receive from your financial advisor.

The estimated initial value of the Securities as of the trade date will be specified in the relevant final terms supplement for each offering of the Securities. The estimated initial value of the Securities will be determined on the date of the relevant final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 4 and 5 of this prospectus supplement.

See “Additional Information about UBS and the Securities” on page ii. The Securities we are offering will have the terms set forth in the Optimization & Performance Strategies product supplement relating to the Securities, the accompanying prospectus, this prospectus supplement and the relevant final terms supplement for your Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus supplement, the Optimization & Performance Strategies product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities) with the Securities and Exchange Commission, or SEC, for each offering for which this prospectus supplement will relate. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and the potential offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Optimization & Performance Strategies product supplement dated May 2, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516570614/d104476d424b2.htm

♦	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

This prospectus supplement describes the terms that will apply generally to the Securities. On the trade date, UBS will prepare a final terms supplement that, in addition to the identity of the underlying asset and any changes to the general terms specified herein, will also include the specific pricing terms, including the estimated initial value, for that issuance. Attached as Annex A to this prospectus supplement is a form of the final terms supplement which you will receive after the trade is executed on the trade date, which will specify the final economic terms of the Securities. You will also receive a preliminary terms supplement in much the same form, except providing indicative ranges for the estimated initial value of the Securities and, depending on your selection of terms, for the maximum gain. Any final terms supplement should be read in connection with this prospectus supplement, the Optimization & Performance Strategies product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Return Optimization Securities” or the “Securities” refer to the Securities that will be offered hereby. Also, references to the “Optimization & Performance Strategies product supplement” mean the UBS product supplement, dated May 2, 2016 and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants,” dated April 29, 2016.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

♦	You can tolerate a loss of some or all of your investment and are willing to make an investment that has the same downside market risk as an investment in the underlying asset.

♦	You believe the level of the underlying asset will appreciate over the term of the Securities and that the percentage of appreciation is unlikely to exceed the maximum gain.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.

♦	You do not seek current income from your investment and are willing to forego any dividends paid on the underlying asset.

♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

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You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

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You understand that the estimated initial value of the Securities determined by our internal pricing models will be lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

♦	You require an investment designed to provide a full return of principal at maturity.

♦	You are not willing to make an investment that has the same downside market risk as an investment in the underlying asset.

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You believe that the level of the underlying asset will decline during the term of the Securities and is likely to be less than the initial level on the final valuation date, or you believe the level of the underlying asset will appreciate over the term of the Securities and that the percentage of appreciation will exceed the maximum gain.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.

♦	You seek current income from your investment and are not willing to forego any dividends paid on the underlying asset.

♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 4 of this prospectus supplement and page PS-25 of the Optimization and Performance Strategies product supplement, as well as the “Key Risks” section of the relevant final terms supplement for risks related to an investment in the Securities.

Common Terms for Each Offering of the Securities

Issuer	UBS AG, London Branch
Term	As specified in the relevant final terms supplement.
Underlying Asset	The common stock or American depositary receipt of a specific company or the share of a specific exchange traded fund as specified in the relevant final terms supplement.
Trade Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day.
Settlement Date	Unless otherwise specified in the relevant final terms supplement, 3 business days following the trade date.
Final Valuation Date	As specified in the relevant final terms supplement, or if that day is not a trading day, the next following trading day. The final valuation date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date” in the Optimization & Performance Strategies product supplement.
Maturity Date	Unless otherwise specified in the relevant final terms supplement, 5 business days following the final valuation date. The maturity date may be subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date” in the Optimization & Performance Strategies product supplement.
Principal Amount	Unless otherwise specified in the relevant final terms supplement, $10 per Security, offered at a minimum investment of 100 Securities (representing a $1,000 investment) and integral multiples of $10 in excess thereof.
Payment at Maturity (per Security)

If the underlying return is positive, UBS will pay you an amount in cash equal to:

$10 + ($10 × the lesser of (a) Underlying
Return × Multiplier and (b) Maximum Gain).

If the underlying return is zero, UBS will pay you an amount in cash equal to:

Principal Amount of $10.

If the underlying return is negative, UBS will pay you an amount in cash equal to:

$10 + ($10 × Underlying Return).

In such a case, you will lose a percentage of your principal amount equal to the negative underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of: Final Level – Initial Level Initial Level
Initial Level	The closing level of the underlying asset on the trade date as determined by the calculation agent, as specified in the relevant final terms supplement (as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the Optimization & Performance Strategies product supplement).
Final Level	The closing level of the underlying asset on the final valuation date as determined by the calculation agent (as may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the Optimization & Performance Strategies product supplement).
Multiplier	As specified in the relevant final terms supplement.
Maximum Gain	As specified in the relevant final terms supplement.
CUSIP	As specified in the relevant final terms supplement.
ISIN	As specified in the relevant final terms supplement.
Valoren	As specified in the relevant final terms supplement.

Investment Timeline

Investing in the Securities involves significant risks. The Securities are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment. The stated payout from the issuer only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Optimization & Performance Strategies product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

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Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities. UBS will only pay you the principal amount of your Securities at maturity if the final level of the underlying asset is equal to or greater than the initial level. If the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

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The stated payout from the issuer applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the initial level.

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The multiplier applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the multiplier, and the return you realize may be less than the return of the underlying asset times the multiplier even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the multiplier, subject to the maximum gain, from UBS only if you hold your Securities to maturity.

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Your potential return on the Securities is limited by a maximum gain — The return potential of the Securities is limited to the maximum gain. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the multiplier, exceeds the maximum gain and your return on the Securities may be less than a direct investment in the underlying asset.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

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Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

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Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset and, if an underlying asset is an exchange traded fund (an “ETF”), indirectly linked to the value of the stocks, futures contracts on physical commodities and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying asset can rise or fall sharply due to factors specific to such underlying asset or its underlying constituents and their issuers, as applicable, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions. Prior to investing in the Securities, you should conduct your own investigation into the respective underlying asset issuer, the underlying asset and the underlying constituents, as applicable, for your Securities.

♦	Fair value considerations.

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The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the relevant final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset and the underlying constituents, as applicable, expected dividends on the underlying asset and the underlying constituents, as applicable, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

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The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

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There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

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The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset and the underlying constituents, as applicable; the volatility of the underlying asset and the underlying constituents, as applicable; the dividend rate paid on the underlying asset and the underlying constituents, as applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

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Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

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Owning the Securities is not the same as owning the underlying asset or underlying constituents, as applicable — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset or underlying constituents comprising the underlying asset, as applicable. For instance, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the multiplier, exceeds the maximum gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset or the underlying constituents, as applicable, may have.

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No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the initial level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk of losing some or all of your initial investment.

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The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level and/or the final level, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the Optimization & Performance Strategies product supplement, this prospectus supplement or the relevant final terms supplement as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to the respective underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security. If the underlying asset of the Securities is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” in the Optimization & Performance Strategies product supplement. If the underlying asset of the Securities is the American depositary receipts (“ADRs”) of a non-U.S. company, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility” in the Optimization & Performance Strategies product supplement. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Asset or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Asset or Equity Basket Asset” in the Optimization & Performance Strategies product supplement.

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Exchange rate risk — The underlying asset of the Securities may be the ADRs of a non-U.S. company. Because ADRs are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the ADRs. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to ADRs.

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Risks associated with non-U.S. securities markets — The underlying asset of the Securities may be the ADRs of a non-U.S. company or the common stock of a non-U.S. company listed on a U.S. exchange. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities involves particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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Risks associated with emerging market companies — The Securities may be linked to the American depositary receipts or common stock of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock — The underlying asset of the Securities may be the ADRs of a non-U.S. company. There are important differences between the rights of holders of ADRs and the non-U.S. stock represented by such ADRs. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the value of the ADRs and, as a result, the value of your Securities.

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If the underlying asset of the Securities is an ETF, the value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such ETF invests — Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the underlying constituents, the level of the ETF may not completely track the value of its underlying constituents. The level of the underlying asset will reflect transaction costs and fees that the underlying constituents in which the underlying asset invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying asset or that there will be liquidity in the trading market.

♦

Fluctuation of NAV — The underlying asset of the Securities may be an ETF. The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.

♦

Failure of the underlying asset to track the level of the target index — The underlying asset of the Securities may be an ETF. While the underlying asset may be designed and intended to track the level of a specific index (a “target index”), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of the target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising the target index but rather may invest in a representative sample of the assets comprising the target index. Accordingly, the performance of the underlying asset will not be equal to the performance of its target index during the term of the Securities.

♦

There is no affiliation between the underlying asset issuer or any issuer of an underlying constituent (an “underlying constituent issuer”), as applicable, and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any underlying constituent issuer, as applicable. However, unless otherwise specified in the relevant final terms supplement, we are not affiliated with the underlying asset issuer or any underlying constituent issuer, as applicable, and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent, as applicable. Neither the underlying asset issuer nor any underlying constituent issuer, as applicable, is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any underlying constituent issuers, as applicable, have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦

Potential UBS impact on the market price of the underlying asset — Trading or transactions by UBS or its affiliates in the underlying asset or any underlying constituent, as applicable, listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset or any underlying constituent, as applicable, may adversely affect the market price of the underlying asset and, therefore, the market value of your Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying asset or an underlying constituent issuer, as applicable, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at maturity based on the closing level of the underlying asset on the final valuation date. The calculation agent can postpone the determination of the initial level and/or maximum gain on the trade date and the final level on the final valuation date, if a market disruption event occurs and is continuing on that day, and may make adjustments to the initial level, final level and the underlying asset itself for antidilution and reorganization events affecting the underlying asset. As UBS determines the economic terms of the Securities, including the multiplier and maximum gain, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation equal to a percentage of the issue price per Security (such percentage to be specified in the relevant final terms supplement, but will not exceed 3.5%) to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement.

Hypothetical Performance Scenarios

This section provides examples of how the Securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying asset relative to the initial level. We cannot predict the final level of the underlying asset. You should not take these examples as an indication or assurance of the expected performance of the underlying asset. The examples below illustrate the payment at maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (the actual terms for each Security to be specified in the relevant final terms supplement; amounts may have been rounded for ease of reference):

Principal Amount:	$10
Term:	12 months
Initial Level:	$140
Multiplier:	2
Maximum Gain:	15%

Example 1 — The Final Level of the Underlying Asset is $154 (resulting in an Underlying Return of 10%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level –Initial Level =	$154 – $140 = 10%
	Initial Level	$140

Because the underlying return of 10%, when multiplied by the multiplier of 2, is greater than the maximum gain of 15%, the payment at maturity would be calculated as follows:

$10 + ($10 × 15%)

= $10 + $1.50

= $11.50 per Security (a total return of 15%).

Example 2 — The Final Level of the Underlying Asset is $147 (resulting in an Underlying Return of 5%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level =	$147 – $140 = 5%
	Initial Level	$140

Because the underlying return of 5%, when multiplied by the multiplier of 2, is less than the maximum gain of 15%, the payment at maturity would be calculated as follows:

$10 + ($10 × 5% × 2)

= $10 + $1

= $11 per Security (a total return of 10%).

Example 3 — The Final Level of the Underlying Asset is $140 (resulting in an Underlying Return of 0%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level =	$140 – $140 = 0%
	Initial Level	$140

Because the underlying return at maturity is 0%, the payment at maturity would be equal to the principal amount of $10 per Security (a total return of 0%).

Example 4 — The Final Level of the Underlying Asset is $70 (resulting in an Underlying Return of -50%).

Given the above assumptions, the underlying return would be calculated as follows:

Underlying Return =	Final Level – Initial Level =	$70 – $140 = -50%
	Initial Level	$140

Because the underlying return at maturity is negative, the investor is fully exposed to the decline in the level of the underlying asset. In this example, the payment at maturity would be calculated as follows:

$10 + ($10 × -50%)

= $10 – $5

= $5 per Security (a loss of 50%).

Investing in the Securities involves significant risks. The Securities are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment. The stated payout from the issuer only applies if you hold the Securities to maturity.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

What are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” of the Optimization & Performance Strategies product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the Securities during the term of the Securities until sale, exchange, redemption or maturity of the Securities and you should generally recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for them. Subject to the “constructive ownership rules” discussed below, such gain or loss should be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss will be short-term capital gain or loss if held for one year or less). However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period. The deductibility of capital losses is subject to limitations.

Constructive Ownership. If a Security references an underlying asset that is a “regulated investment company” (or a “trust”) such as certain ETFs, a real estate investment trust (a “REIT”), a passive foreign investment company (a “PFIC”), a partnership, or other “pass-thru entity” for purposes of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), it is possible that the “constructive ownership transaction” rules of Section 1260 of the Code may apply. Under the “constructive ownership” rules, if an investment in the Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of such Securities will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange, redemption or maturity of the Security (assuming such income accrued such that the amount in each successor year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption or maturity of the Security). There exists a risk that an investment in Securities that are linked to shares of an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership transaction”. Furthermore, depending on the precise terms of a particular offering of Securities that reference an ETF or other “pass-thru entity”, the risk may be substantial that such Securities would be treated as a “constructive ownership transaction”, and that all or a portion of any long-term capital gain recognized with respect to such Securities could be recharacterized as ordinary income and subject to an interest charge (or, in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”).

If such treatment applies, it is not clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a Security may be recharacterized as ordinary income and subject to the interest charge described above, in part because it is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. It is possible, for example, that the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Security the holder had invested an allocable portion of the face amount of the Security in shares of the underlying asset that is treated as a “pass-thru entity” and sold those shares for their fair market value on the date the Security is sold, exchanged or retired. However, it is also possible that because the U.S. holder does not share in distributions made on the underlying asset, these distributions could be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the underlying asset directly and that the application of constructive ownership rules (other than with respect to a gold or silver ETF) may not recharacterize adversely a significant portion of the long-term capital gain you may recognize with respect to the Securities. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

Accordingly, if such treatments applies, all or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income (or in the case of a gold or silver ETF, subject to a special 28% maximum rate that is applicable to “collectibles”), and subject to an interest charge. You should consult your tax advisors regarding the potential application of the “constructive ownership” rules to an investment in the Securities.

Section 1297. In addition, we will not attempt to ascertain whether the issuer of any underlying asset would be treated as a PFIC within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. holder upon the sale, exchange, redemption or maturity of a Security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

Unless otherwise specified in the relevant final terms supplement, we believe it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction”), such that the timing and character of your income from the Securities could differ materially from the treatment described above, as discussed further under “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on your Securities could differ materially from our description herein. The risk that the Securities may be recharacterized for the U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year) is higher than with other equity-linked securities that do not guarantee full repayment of principal.

Proposed Legislation. The IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” described above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” of the Optimization & Performance Strategies product supplement unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.

Non-U.S. Holders. Subject to Section 871(m) and FATCA (as discussed below), if you are a non-U.S. holder, you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 (as discussed below), gain from the sale, exchange of the Securities or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of such sale, exchange, redemption or maturity and certain other conditions are satisfied.

Section 897. We will not attempt to ascertain whether the issuer of any underlying asset would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of any underlying asset and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a sale, exchange, redemption or maturity of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying asset as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under U.S. Treasury Department regulations, certain payments or deemed payments to non-U.S. holders with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks may be treated as dividend equivalents

(“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. Withholding under these regulations generally will not apply to specified ELIs entered into before January 1, 2017. Accordingly, non-U.S. holders of the Securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Securities under these rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying asset or a basket asset. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign “passthru payments” made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Prospective purchasers of Securities are urged to consult their tax advisors as to the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by Notice 2008-2), as well as any tax consequences arising under the laws of any state, local, non-U.S. and other tax consequences (including the tax laws of the jurisdiction(s) of the underlying asset or underlying constituents, as applicable).

Information about the Underlying Asset

All disclosures regarding the applicable underlying asset will be derived from publicly available information and will be provided in the relevant final terms supplement generated on the trade date. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and/or the Investment Company Act of 1940, as applicable. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the applicable underlying asset can be located by reference to its SEC file number which will be provided in the relevant final terms supplement. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

Unless otherwise specified in the relevant final terms supplement, we will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of the relevant final terms supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of the relevant final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis after the trade date over a period specified in the section “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” in the relevant final terms supplement, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages 4 and 5 of this prospectus supplement.

ANNEX A

Form of Final Terms Supplement

The information in this Prospectus Supplement is not complete and may be changed. We may not sell these Securities until the Prospectus, Product Supplement, Prospectus Supplement and Terms Supplement (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities, and we are not soliciting offers to buy these Securities, in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION FINAL TERMS SUPPLEMENT (To Prospectus dated April 29, 2016, Product Supplement dated May 2, 2016 and Prospectus Supplement dated May 2, 2016)

Final Terms Supplement

UBS AG Return Optimization Securities

UBS AG $[•] Securities linked to the [common stock] [American depositary receipts] [shares] of [•] due on [•]

Final Terms

Issuer	UBS AG, London Branch
Term	Approximately [•] months.
Underlying Asset	[Common stock] [American depositary receipt] [Share] of [•].
Trade Date	[•].
Settlement Date	[•].
Final Valuation Date	[•] (subject to postponement in the event of a market disruption event, as described in the Optimization & Performance Strategies product supplement).
Maturity Date	[•] (subject to postponement in the event of a market disruption event, as described in the Optimization & Performance Strategies product supplement).
Principal Amount	$10 per Security. The Securities are offered at a minimum investment of 100 Securities at $10 per Security (representing a $1,000 investment) and integral multiples of $10 in excess thereof.
Payment at Maturity (per Security)

On the maturity date,

if the underlying return is positive, UBS will pay you a cash payment for each Security you hold equal to $10 + ($10 x the lesser of (a) Underlying Return x Multiplier and (b) Maximum Gain);

if the underlying return is zero, UBS will pay you a cash payment for each Security you hold equal to your principal amount; or

if the underlying return is negative, UBS will pay you a cash payment for each Security you hold equal to $10 + ($10 x Underlying Return).

Investors are fully exposed to any decline in the level of the underlying asset from the trade date to the final valuation date. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of the following formula: Final Level – Initial Level Initial Level
Initial Level	[•], which is the closing level of the underlying asset on the trade date. The initial level is subject to adjustments in the case of antidilution and reorganization events, as described in the Optimization & Performance Strategies product supplement.
Final Level	The closing level of the underlying asset on the final valuation date. The final level is subject to adjustments in the case of antidilution and reorganization events, as described in the Optimization & Performance Strategies product supplement.
Closing Level	On any trading day, generally the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying asset during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.
Multiplier	[•]
Maximum Gain	[•]%
CUSIP	[•]
ISIN	[•]
Valoren	[•]
Tax Treatment

[if your Securities are linked to a common stock or ADR: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the Optimization and Performance Strategies product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] You are urged to read the section “Supplemental U.S. Tax Considerations” in the Optimization and Performance Strategies product supplement.]

[if your Securities are linked to an ETF other than SLV, GLD or EWZ ETFs: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the Optimization and Performance Strategies product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] Furthermore, it is possible that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities, as further discussed under “Supplemental U.S. Tax Considerations — Section 1260” in the Optimization and Performance Strategies product supplement. You are urged to read the section “Supplemental U.S. Tax Considerations” in the Optimization and Performance Strategies product supplement.]

[if your Securities are linked to EWZ ETF: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the Optimization and Performance Strategies product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] Furthermore, there is a risk that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then there could be a significant risk that all or a portion of any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities could be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities, as further discussed under “Supplemental U.S. Tax Considerations — Section 1260” in the Optimization and Performance Strategies product supplement. You are urged to read the section “Supplemental U.S. Tax Considerations” in the Optimization and Performance Strategies product supplement.]

[if your Securities are linked to SLV or GLD ETF: There is no tax authority that specifically addresses the tax treatment of the Securities, and such tax treatment is uncertain as discussed further under “What are the Tax Consequences of the Securities?” and “Risks Related to Taxation Issues” in the Optimization and Performance Strategies product supplement. UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying asset. Under this characterization, you should generally recognize gain or loss upon the sale, redemption or maturity of your Securities. Subject to the constructive ownership rules (discussed below), such gain or loss should generally be long term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss would be short-term capital gain or loss if held for one year or less). [if 12 month term insert: However, it is possible that the Internal Revenue Service (the “IRS”) could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from UBS in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.] Furthermore, there is a risk that the Internal Revenue Service could assert that your Securities should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. If your Securities were subject to the constructive ownership rules, then there is a significant risk that all or a portion any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the shares of the exchange traded fund on the date that you purchased your Securities and sold such interest in the exchange traded fund on the date of the sale or maturity of the Securities, as further discussed under “Supplemental U.S. Tax Considerations — Section 1260” in the Optimization and Performance Strategies product supplement. Additionally, if Section 1260 were to apply to your Securities, all or a portion of any long-term capital gain that you recognize with respect to your Securities that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to collectibles. You are urged to read the section “Supplemental U.S. Tax Considerations” in the Optimization and Performance Strategies product supplement.]

For greater detail and possible alternative tax treatments please see the section entitled “What Are the Tax Consequences of the Securities?” on page 11 of the ROS prospectus supplement and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement.

You are urged to consult your own tax advisor concerning the application of U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including the jurisdiction of the underlying asset issuer).

Notice to investors: the Securities are significantly riskier than conventional debt instruments. UBS is not necessarily obligated to repay the full amount of your initial investment at maturity, and the Securities have the same downside market risk as an investment in the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page A-5, under “Key Risks” beginning on page 4 of the ROS prospectus supplement and under “Risk Factors” beginning on page PS-25 of the Optimization & Performance Strategies product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities.

The estimated initial value of the Securities as of the trade date is $[•] for Securities linked to the [common stock] [American depositary receipts] [shares] of [•]. The estimated initial value of the Securities was determined as of the close of the relevant markets on the date of this final terms supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-5 and A-6 of this final terms supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this final terms supplement, or the previously delivered ROS prospectus supplement, the Optimization & Performance Strategies product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

See “Additional Information about UBS and the Securities” on page A-4. The Securities we are offering will have the terms set forth in the ROS prospectus supplement dated May 2, 2016 relating to the Securities, the Optimization & Performance Strategies product supplement, the accompanying prospectus and this final terms supplement.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
[•]	$[•]	$[•]	$[•]	$[•]	$[•]	$[•]

UBS Financial Services Inc.	UBS Investment Bank

Final Terms Supplement dated [•]

Additional Information About UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the Securities) with the Securities and Exchange Commission, or SEC, for the offering for which this final terms supplement relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	ROS prospectus supplement dated May 2, 2016:

[•]

♦	Optimization & Performance Strategies product supplement dated May 2, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516570614/d104476d424b2.htm

♦	Prospectus dated April 29, 2016:

http://www.sec.gov/Archives/edgar/data/1114446/000119312516569341/d161008d424b3.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Return Optimization Securities” or the “Securities” refer to the Securities that are offered hereby. Also, references to the “ROS prospectus supplement” mean the UBS prospectus supplement dated May 2, 2016 references to the “Optimization & Performance Strategies product supplement” mean the UBS product supplement, dated May 2, 2016 and references to “accompanying prospectus” mean the UBS prospectus, titled “Debt Securities and Warrants”, dated April 29, 2016.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here and are comparable to the corresponding risks discussed in the “Key Risks” section of the ROS prospectus supplement, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Optimization & Performance Strategies product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities. UBS will only pay you the principal amount of your Securities at maturity if the final level of the underlying asset is equal to or greater than the initial level. If the underlying return is negative, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

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The stated payout from the issuer applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying asset is equal to or greater than the initial level.

♦

The multiplier applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the multiplier, and the return you realize may be less than the return of the underlying asset times the multiplier even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the multiplier, subject to the maximum gain, from UBS only if you hold your Securities to maturity.

♦

Your potential return on the Securities is limited to the maximum gain — The return potential of the Securities is limited to the maximum gain. Therefore, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the multiplier, exceeds the maximum gain and your return on the Securities may be less than a direct investment in the underlying asset.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

♦

[if your Securities are linked to a common stock or ADR: Single equity risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset. The level of the underlying asset can rise or fall sharply due to factors specific to that underlying asset and the issuer of the underlying asset (the “underlying asset issuer”), such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should conduct your own investigation into the respective underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see “Information about the Underlying Asset” and “[•],” in this final terms supplement and the respective underlying asset issuer’s SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.]

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[if your Securities are linked to an ETF: Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying asset and indirectly linked to the value of the stocks, futures contracts on physical commodities and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying asset can rise or fall sharply due to factors specific to the ETF and its underlying constituents and their issuers, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should conduct your own investigation into the respective underlying asset issuer and the underlying asset for your Securities. For additional information regarding the underlying asset issuer, please see “Information about the Underlying Asset” and “[•],” in this final terms supplement and the respective underlying asset issuer’s SEC filings referred to in these sections. We urge you to review financial and other information filed periodically by the underlying asset issuer with the SEC.]

♦	Fair value considerations.

♦

The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this final terms supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents], the expected dividends of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents, if applicable], prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

♦

The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in [if your Securities are linked to a common stock or ADR: “— Single equity risk”] [if your Securities are linked to an ETF: “— Market risk”] above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to may make a market in each offering of the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents]; the volatility of the underlying asset [if your Securities are linked to an ETF: and the underlying constituents]; the dividend rate paid on the underlying asset [if your Securities are linked to an ETF: and the underlying constituents, if applicable]; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

♦

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

Owning the Securities is not the same as owning the underlying asset [if your Securities are linked to an ETF: or underlying constituents] — The return on your Securities may not reflect the return you would realize if you actually owned the underlying asset [if your Securities are linked to an ETF: or underlying constituents comprising the underlying asset]. For instance, you will not benefit from any positive underlying return in excess of an amount that, when multiplied by the multiplier, exceeds the maximum gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the underlying asset [if your Securities are linked to an ETF: or the underlying constituents, if applicable,] may have.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the final level of the underlying asset will be equal to or greater than the initial level. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying asset. You should be willing to accept the risks of owning equities in general and the underlying asset in particular, and to assume the risk of losing some or all of your initial investment.

♦

The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting the underlying asset, the calculation agent may make adjustments to the initial level and/or the final level, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the Optimization & Performance Strategies product supplement, the ROS prospectus supplement or this final terms supplement as necessary to achieve an equitable result. Following certain reorganization events relating to the underlying asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to the respective underlying asset issuer in combination with any cash or any other assets distributed to holders of the underlying asset in such reorganization event. If the underlying asset issuer becomes subject to (i) a reorganization event whereby the underlying asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) the underlying asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security. [if your Securities are linked to an ETF: Following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” in the Optimization & Performance Strategies product supplement.] [If your Securities are linked to an ADR: Following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”.] The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Asset or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Asset or Equity Basket Asset” in the Optimization & Performance Strategies product supplement.

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[if your securities are linked to an ADR: Exchange rate risk — The Securities are linked to the American depositary receipts of a non-U.S. company. Because American depositary receipts are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may negatively impact the value of the American depositary receipts. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, adverse changes in exchange rates may result in reduced returns for Securities linked to American depositary receipts.]

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[if your Securities are linked to an ADR or to the common stock of a non-U.S. company: Risks associated with non-U.S. securities markets — The Securities are linked to the American depositary receipts of a non-U.S. company or to the common stock of a non-U.S. company traded on a U.S. exchange. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities involves particular risks. For example, the non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. securities markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

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[if your securities are linked to the common stock or ADR of a company incorporated in an “emerging market”: Risks associated with emerging market companies — The Securities are linked to the American depositary receipts or common stock of a company organized in an emerging market country. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.]

♦

[if your Securities are linked to an ADR: There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock — The Securities are linked to the American depositary receipts of a non-U.S. company. There are important differences between the rights of holders of American depositary receipts and the non-U.S. stock represented by such ADRs. Each ADR is a security evidenced by an American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the value of the American depositary receipts and, as a result, the value of your Securities.]

♦

[if your Securities are linked to an ETF: The value of the underlying asset may not completely track the value of the securities, futures contracts or physical commodities in which such exchange traded fund invests — Although the trading characteristics and valuations of the underlying asset will usually mirror the characteristics and valuations of the underlying constituents, the level of the ETF may not completely track the value of its underlying constituents. The level of the underlying asset will reflect transaction costs and fees that the underlying constituents in which the underlying asset invests do not have. In addition, although the underlying asset may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying asset or that there will be liquidity in the trading market.]

♦

[if your Securities are linked to an ETF: Fluctuation of NAV — The net asset value (the “NAV”) of an ETF may fluctuate with changes in the market value of such ETF’s underlying constituents. The market prices of the underlying asset may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of the underlying asset may differ from its NAV per share; the underlying asset may trade at, above or below its NAV per share.]

♦

[if your securities are linked to an ETF other than SLV or GLD: Failure of the underlying asset to track the level of the target index — While the underlying asset is designed and intended to track the level of a specific index (a “target index”), various factors, including fees and other transaction costs, will prevent the underlying asset from correlating exactly with changes in the level of the target index. Additionally, although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising the target index but rather may invest in a representative sample of the assets comprising the target index. Accordingly, the performance of the underlying asset will not be equal to the performance of its target index during the term of the Securities.]

♦

[if your Securities are linked to a common stock or ADR: There is no affiliation between the underlying asset issuer and UBS, and UBS is not responsible for any disclosure by such issuer — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer. However, we are not affiliated with the underlying asset issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset and the underlying asset issuer. The underlying asset issuer is not involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer has no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.]

♦

[if your Securities are linked to an ETF other than EFA ETF: There is no affiliation between the underlying asset issuer or any issuer of an underlying constituent (an “underlying constituent issuer”), and UBS, and UBS is not responsible for any disclosure by such issuers — We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any underlying constituent issuer. However, we are not affiliated with the underlying asset issuer or any underlying constituent issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent. Neither the underlying asset issuer nor any underlying constituent issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any underlying constituent issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.]

♦

[if your Securities are linked to EFA ETF: There is no affiliation between the underlying asset issuer or, except to the extent our common stock is included in the underlying asset, any issuer of an underlying constituent (an “underlying constituent issuer”), and UBS, and UBS is not responsible for any disclosure by such issuers — Although we are currently one of the underlying asset constituents, we are not affiliated with the underlying asset issuer or any other underlying constituent issuers. We and our affiliates may currently, or from time to time in the future engage in business with the underlying asset issuer or any other underlying constituent issuer. However, except to the extent that our common stock is included in the underlying asset, we are not affiliated with the underlying asset issuer or any underlying constituent issuer and are not responsible for such issuer’s public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into the underlying asset, the underlying asset issuer and each underlying constituent. Neither the underlying asset issuer nor any other underlying constituent issuer is involved in the Securities offered hereby in any way and has no obligation of any sort with respect to your Securities. The underlying asset issuer and any other underlying constituent issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.]

♦

Potential UBS impact on the market price of the underlying asset — Trading or transactions by UBS or its affiliates in the underlying asset [if your Securities are linked to an ETF: or any underlying constituent], listed and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying asset [if your Securities are linked to an ETF: or any underlying constituent] may adversely affect the market price of the underlying asset and, therefore, the market value of your Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying asset [if your Securities are linked to an ETF: or an underlying constituent issuer, if applicable], which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at maturity based on the closing level of the underlying asset on the final valuation date. The calculation agent can postpone the determination of the initial level and/or maximum gain on the trade date and the final level on the final valuation date, if a market disruption event occurs and is continuing on that day and may make adjustments to the initial level, final level and the underlying asset itself for antidilution and reorganization events affecting the underlying asset. As UBS determines the economic terms of the Securities, including the multiplier and maximum gain, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying asset to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount indicated on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “Supplemental U.S. Tax Considerations” beginning on page PS-66 of the Optimization & Performance Strategies product supplement.

Information about the Underlying Asset

All disclosures regarding the underlying asset are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. You should make your own investigation into the underlying asset.

The underlying asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934, and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying asset with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying asset under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any accompanying prospectus, product supplement or prospectus supplement. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

[•]

[•]

Information from outside sources is not incorporated by reference in, and should not be considered part of, this final terms supplement or any prospectus supplement, product supplement or accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset.

Historical Information

The following table sets forth the quarterly high and low closing levels for [•]’s [common stock] [American depositary receipts] [shares], based on daily closing levels on the primary exchange for [•]. We obtained the closing level information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. The closing levels may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing level of [•] on [•], [•] was $[•]. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]
[•]	[•]	$[•]	$[•]	$[•]

*	As of the date of this final terms supplement, available information for the [•] calendar quarter of [•] includes data for the period from [•], [•] through [•], [•]. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the [•] calendar quarter of [•].

The graph below illustrates the performance of [•]’s [common stock] [American depositary receipts] [shares] for the period indicated, based on information from Bloomberg. The historical performance of the underlying asset should not be taken as indication of the future performance of the underlying asset during the term of the Securities.

[Insert Graph]

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of this final terms supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this final terms supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than [•] after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on pages A-5 and A-6 of this final terms supplement.

ANNEX B

UBS Equity Investor – Investment Guide

Return Optimization Securities UBS Equity Investor investment guide

B-3 | Return Optimization Securities Contents -4 Overview -5 How the securities work -8 An example investment -12 Key investment risks -14 Where to find additional information -15 Glossary B B B B B B

Return Optimization Securities |

Overview
UBS Equity Investor is a proprietary trading system that
allows you and your financial advisor to customize
structured investments on a same-day basis.
Return Optimization Securities (referred to as the
securities) are one of the investments that can be built
for you using UBS Equity Investor. These securities are
debt securities issued by UBS AG that are designed to
allow investors the potential to enhance positive market
returns up to a maximum gain
with downside
exposure to any negative market returns at maturity.
Because an investment in these securities involves a
significant risk of loss, it is important that you
familiarize yourself with the features and risks of these
investments before you invest. In this guide, you will
learn about how these securities work and understand
some of the terminology related to these securities.
You can also walk through a hypothetical example of
an investment in a security and read a summary of key
investment risks.
This investment guide is just one step in learning about
Return Optimization Securities. In the prospectus
supplement of which this investment guide is an annex
(and which also includes a sample
), you will find links to the product
supplement and the base prospectus (collectively, with
the prospectus supplement, the base offering
documents) for the securities, which you should read
and understand prior to investing in any securities. You
will also find instructions on how you can find additional
information about the issuer of the securities, UBS AG.
If you wish to invest or if you have any questions about
these or other opportunities, please contact your UBS
financial advisor.
final terms
supplement

|
Return Optimization Securities
How the securities work
What are Return Optimization Securities?
Return Optimization Securities are unsubordinated,
unsecured debt instruments issued by UBS AG (UBS).
Like a traditional UBS debt instrument, any payment on
a security is subject to the creditworthiness of UBS.
However, unlike a traditional debt instrument, UBS may
pay more or less than the full principal amount of a
security at maturity. The amount that UBS pays at
maturity
depends
on
the
underlying
return
of
the
stock or ETF to which the security is linked (which is
referred to as the underlying asset).
If the underlying return is positive, the securities will
have the potential to enhance the underlying return
through a multiplier
feature up to a maximum gain.
If the underlying return is negative, the securities will
have the same downside market risk as the underlying
asset. Therefore, if you purchase Return Optimization
Securities, you are accepting the risk that you may lose
some or all of your investment at maturity.
What will UBS pay at maturity of the securities?
At maturity, UBS' payment to you will depend on the
underlying return, which UBS will calculate on the final
valuation date
for your security.
If the underlying return is positive, UBS will repay the
full principal amount at maturity plus pay a return
equal to the product of the underlying return times the
multiplier, but no more than the maximum gain.
If the underlying return is zero, UBS will repay the full
principal amount at maturity.
If the underlying return is negative, you will have the
same downside market risk as the underlying asset. In
that case, UBS will repay less than the full principal
amount at maturity, if anything, resulting in a loss of
principal proportionate to the negative underlying
return.
Because Return Optimization Securities are
unsubordinated, unsecured debt obligations of UBS, all
payments on the securities are subject to the
creditworthiness of UBS. If UBS is unable to pay its
obligations as they come due, you could lose some or
all of your investment in the securities.
How are the terms of the securities determined?
Before you agree to purchase a Return Optimization
Security, you will receive a preliminary terms
supplement
that summarizes the terms of the
security. The underlying asset, maturity date and
multiplier for the securities will be based on the terms
you agree on with your financial advisor. The
preliminary terms supplement will also include the
range for the maximum gain of the security. The
maximum gain for each security will vary depending on
a number of factors (including those set forth in the
table below).
Relationship between the maximum gain and selected factors on trade date
Factors that influence the maximum gain of your security
Maturity
Multiplier
Implied
volatility
of
underlying asset
Dividend rate of
underlying asset
Market interest
rates
UBS
creditworthiness
Maximum gain
This table is based on generalizations for ease of conceptual understanding. For the respective term or factor in each column, the arrow indicates the general relationship to the maximum gain. An up-arrow indicates a generally positive relationship. A down-arrow indicates a generally negative relationship.
Both arrows indicate the relationship can be
either positive or negative. E.g., a higher dividend rate for the underlying asset generally results in a higher maximum gain for your security. The relationship between the
maximum gain and the selected factors may vary in individual cases based on complex and interrelated political, economic, financial and other factors.

Return Optimization Securities |

What underlying assets are available for the
securities?
There are over 200 stocks and ETFs available to select
as an underlying asset for your security. The
preliminary terms supplement you receive will include a
brief description of the underlying asset selected, along
with instructions on how to find additional information
about the underlying asset.
How much do the securities cost?
The issue price
and principal amount
of each
Return Optimization Security is $10.00. The issue price
includes all fees payable on the security, as discussed
below. The security is subject to minimum issue size
and individual purchase amount requirements, as
discussed below and in the base offering documents.
What are the fees associated with the
securities?
The fees associated with the securities include a sales
concession paid to UBS Financial Services Inc., which
pays your financial advisor, as well as the costs and
potential profit to UBS for issuing and hedging its
obligations under the securities. These fees are
embedded in the issue price that you pay for the
securities and are reflected in the terms of the security.
Once the terms of the security are set, these fees do
not reduce the payment at maturity of the securities,
but they may affect the price of the securities prior to
maturity.
What if I want to sell the securities before
maturity?
The securities will not be listed on any exchange.
Although the securities are designed to be held to
maturity, you may be able to sell your securities back
to UBS prior to maturity. The price that you receive for
your security may be more or less than the principal
amount. Please keep in mind that UBS is not obligated
to make a market for your securities and you may not
be able to sell your securities prior to maturity.
Therefore, you should be prepared to hold your
securities to maturity.
What happens if there is a stock split or a
merger?
For stock splits, mergers or other corporate actions
relating to the underlying asset, the calculation
agent
for the securities will generally make an
adjustment
to
the
initial
level
or
to
other
terms
of
the securities. The type of adjustment will depend
Investment timeline
Start
On the trade date, the initial level of the underlying asset is determined and the final terms of the investment are set.
On the issue date, the securities are issued and investors pay the issue price.
Maturity
On
the
final
valuation
date,
the
final
level
of
the
underlying
asset is determined and the underlying return is calculated.
If the underlying return is positive, UBS will repay the full principal amount at maturity plus a return equal to the product of the multiplier times the underlying return, but no more than the maximum gain:
principal amount + (principal amount x the lesser of
(multiplier x underlying return) and
maximum gain)
If the underlying return is zero, UBS will repay the full principal amount at maturity.
If the underlying return is negative, investors will have the same downside market risk as the underlying asset. UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative underlying return:
principal amount + (principal amount x underlying return)
on the type of corporate action that has occurred and,
in some cases, no adjustment may be made. The base
offering documents for the securities describe some of
the corporate actions that may occur and some of the
adjustments that may occur. The purpose of any
adjustment by the calculation agent is generally to
offset changes in the economic position of the investors
and UBS from the corporate action. If a corporate
action occurs and the calculation agent does not make
any adjustment, the market value of your securities
and the payment at maturity may be negatively
affected. Because the calculation agent for the
securities is an affiliate of UBS, the calculation agent
may have a conflict of interest in determining whether
and how to make any adjustments.

|
Return Optimization Securities
What are the expected tax consequences of
investing in the securities?
The base offering documents for the securities will
contain a tax disclosure describing the expected U.S.
federal income tax consequences of investing in the
securities. The tax consequences are complex and
uncertain. As a reminder, UBS and its employees do
not provide tax advice. You should consult with your
tax advisor prior to investing in any securities.
As described in the base offering documents, UBS
expects to treat the securities for tax purposes as a
pre-paid derivative contract with respect to the
underlying asset. The IRS could assert a different tax
treatment for the securities, which could require you
and UBS to treat the securities differently than
described in the offering documents.
Investment summary
Potential to enhance returns
subject to a maximum gain
If the underlying return is positive,
at maturity UBS will repay the full
principal amount plus pay a return
equal to the product of the
underlying return times the
multiplier, but no more than the
maximum gain.
Downside equity market risk
If the underlying return is negative,
at maturity UBS will repay less than
the full principal amount at
maturity, if anything, resulting in a
loss of principal proportionate to
the negative underlying return.
Additional considerations
You will be subject to the
creditworthiness of UBS for all
payments under the securities.
There may be limited or no liquidity
for the securities. The tax
consequences of investing in the
securities are complex and
uncertain. Please see the risk
section of this investment guide
and the base offering documents
for additional important
considerations.

An example investment
1)
Select
an
underlying
asset
You
and
your
financial advisor can select an underlying asset for your
security from a list of over 200 stocks and ETFs. Many
investors use different strategies in determining which
underlying asset to select (see the table below for a
discussion of some of these strategies).
For purposes of this example investment, we will use a
fictional underlying asset for your security: XYZ
common stock.
2)
Select
a
maturity
for
your
security
You
have
the flexibility to choose the maturity for the securities,
which can be between 1 and 5 years, with 3-month
increments in between. You may want to select a
shorter maturity when you have a shorter term view of
the underlying asset and a longer maturity if you have
a longer term view of the underlying asset.
For purposes of this example investment, we will
assume that you selected a 3-year maturity.
3)
Select
the
multiplier
for
your
security
You
need to select the multiplier for your security. In UBS
Equity Investor, you can choose a multiplier between
1.25 and 5 in increments of 0.25.
For purposes of this example investment, we will
assume that you selected a multiplier of 3.
4)
Solve
for
the
maximum
gain
range
Your
financial advisor will use UBS Equity Investor to solve
for the maximum gain range of your security.
We will also assume that your financial advisor solved
for an indicative maximum gain range of between 25%
and 30%.
In this section of the investment guide, we provide an example of a hypothetical investment in a Return
Optimization Security. This example is for illustrative purposes only. The actual terms and conditions for any security you purchase will be included in the preliminary terms supplement that you will receive prior to investing in the security.
There
is
no
assurance
that
the
indicated
investment
goal
will
be
achieved.
Investors
may
lose
all
or
a
substantial
portion
of
their
investment
in
the
securities. Investors will not participate in any appreciation of the underlying asset greater than the maximum gain and the securities may underperform a direct investment in the underlying asset.
Sample strategies for selecting an underlying asset
Investment goal
Underlying asset selection
Considerations
Outperform the underlying
asset
Range-bound equities or "neutral" rated stocks
(i.e., stocks you expect will appreciate
moderately).
There is no guarantee that the underlying asset will not appreciate by more than the maximum gain, resulting in underperformance or will not decline resulting in a loss.
Repair strategy
Bullish equities or "buy" rated stocks that have recently declined in value (i.e., stocks you may have losses from which you want to try to recover).
There is no guarantee that the underlying asset will appreciate or will not decline further, resulting in further losses.
Return Optimization Securities |

5) Agree
on
indicative
terms
and
review
the
preliminary
terms supplement
If
you
are
satisfied
with
the parameters for your security, your financial advisor will
e-mail you a preliminary terms supplement summarizing
the key terms, conditions and risks for your security. The
preliminary terms supplement should be read in
conjunction with the base offering documents, including
this investment guide. In the preliminary terms
supplement, the maximum gain will be represented by an
indicative range.
For purposes of this example investment, we will assume
that the preliminary terms supplement shows a range on
the maximum gain of between 25% and 30%.
If you want to receive the top of the maximum gain range
your financial advisor solved for, you must confirm your
order within 20 minutes of when your financial advisor
generated the indicative terms. Otherwise, the maximum
gain will be set within the indicated range after you confirm your order with your financial advisor based on market
conditions at that time.
For purposes of this example investment, we will assume
that you do not confirm your order within 20 minutes of
when your financial advisor generated the indicative terms
and that the maximum gain will be set within the indicated
range after you confirm your order.
6) Confirm your order with your financial advisor
The deadline for your financial advisor to generate terms
and send you the preliminary terms supplement is 2pm
Eastern time. The deadline to place an order is 3pm,
Eastern time, on the same day you receive the preliminary
terms supplement for your security. This day will become
the trade date for your security. Because you have a
limited amount of time to review the preliminary terms
supplement and accept the terms of your security, you
should carefully review the base offering documents
and be comfortable with the features and risks of
Return Optimization Securities prior to considering your
first transaction.
The minimum issue size for creating a security is
$100,000, while the maximum size is $4 million. When
deciding how much to invest in any individual security,
consider your market exposure to the underlying asset
and your overall credit exposure to UBS. Generally, you
should not invest more in a security than you would be
willing to invest directly in the underlying asset. You
should also consider your credit exposure to UBS
across your entire portfolio and whether an investment
in the securities might cause you to be overly
concentrated in UBS credit risk.
For purposes of this example investment, we will
assume that you confirm an order with your financial
advisor to invest $100,000 in the security.
7) The final terms for your security are set
The
initial level of the underlying asset will be set equal
to the closing level of the underlying asset on the trade
date. The maximum gain will be set within the range
indicated in the preliminary terms supplement. These
final terms for your security will be e-mailed to you in a
final terms supplement.
For purposes of this example investment, we will
assume that the initial level of the underlying asset is
$25.00 and the maximum gain is set within the range
indicated in your preliminary terms supplement at 28%.
Hypothetical security terms
Issuer
UBS AG
Maturity
3 years
Selected by you.
Underlying asset
XYZ common stock
Selected by you.
Multiplier
3
Selected by you.
Maximum gain
28%
Within the range indicated in the preliminary terms supplement.
Total principal amount
$100,000
Selected by you.
Principal amount
$10.00 per security
Initial level
$25.00
The closing level of the underlying asset on the trade date.
B-9 |
Return Optimization Securities

8) The value of your security prior to maturity
You should be prepared to hold your security to
maturity. If you wish to sell your security prior to
maturity, you should be aware that the value of your
security will fluctuate based on a number of factors,
including the performance of the underlying asset, time
remaining
to
maturity,
the
implied
volatility
of
the
underlying asset, dividends paid on the underlying
asset, market interest rates, the creditworthiness of
UBS and the fees embedded in the price of your
security.
Generally, you should not expect upside movements in
the underlying asset to coincide with similar
movements in the value of the securities due to
limitations from the maximum gain and other factors.
However, declines in the level of the underlying asset
may have a significantly negative effect on the value of
your security. Prior to maturity, the market value of
your security may be significantly less than the principal
amount even if the level of the underlying asset has
increased.
UBS expects to maintain a market in its securities for
clients who wish to sell their securities prior to maturity.
However, UBS is under no obligation to repurchase
your security, and the price you receive from UBS may
be at a discount to the market value of your security.
Because you may not be able to sell your security prior
to maturity, you should be prepared to hold your
security to maturity. If you are able to sell your security
prior to maturity, you may incur a substantial loss even
if the level of the underlying asset is above its initial
level at that time.
9) The payment at maturity
securities will depend on whether the underlying return
is positive or negative (or zero). Please remember that
any payment on a security, including any repayment of
principal, is subject to the creditworthiness of UBS. If
UBS is unable to repay its obligations when due, you
may lose some or all of your investment in the
securities.
Scenario 1: The closing level of XYZ stock on the final
valuation date is $27.00 (an 8% increase from the
initial level).
Because the underlying return is positive, UBS will
repay the full principal amount plus pay a positive
return equal
to the lesser of the product of the underlying return
multiplied by the multiplier and the maximum gain.
Because three-times the underlying return, or 24%,
would not exceed the 28% maximum gain, the return
of the securities will equal 24%. You will receive
$124,000 at maturity ($12.40 per security).
Scenario 2: The closing level of XYZ stock on the final
valuation date is $30.00 (a 20% increase from the
initial level).
Because the underlying return is positive, UBS will
repay the full principal amount plus pay a positive
return equal to the lesser of the product of the
underlying return multiplied by the multiplier and the
maximum gain. Because three-times the underlying
return, or 60%, would exceed the 28% maximum gain,
the return of the securities will equal the 28%
maximum gain. You will receive $128,000 at maturity
($12.80 per security).
Scenario 3: The closing level of XYZ stock on the final
valuation date is $33.00 (a 32% increase from the
initial level).
Because the underlying return is positive, UBS will
repay the full principal amount plus pay a positive
return equal to the lesser of the product of the
underlying return multiplied by the multiplier and the
maximum gain. Because three-times the underlying
return, or 96%, would exceed the 28% maximum gain,
the return of the securities will equal the 28%
maximum gain. You will receive $128,000 at maturity
($12.80 per security).
Scenario 4: The closing level of XYZ stock on the final
valuation date is $25.00 (no change from the initial
level).
Because the underlying return is zero, UBS will repay
the full principal amount. You will receive $100,000 at
maturity ($10.00 per security).
Scenario 5: The closing level of XYZ stock on the final
valuation date is $20.00 (a 20% decline from the initial
level).
Because the underlying return is negative, UBS will
repay less than the full principal amount at maturity.
You will have full downside exposure to the negative
underlying return and incur a loss of 20%. You will
receive $80,000 at maturity ($8.00 per security).
Return Optimization Securities |

The
return
on
your

Hypothetical payout on your $100,000 investment
Underlying asset
Return Optimization Security
Final level
Return at maturity
Return at maturity
Payment at maturity
…
…
…
…
$33.00
32%
28%
$128,000
$32.50
30%
28%
$128,000
Underlying asset breakeven
$32.00
28%
28%
$128,000
with maximum gain
$31.50
26%
28%
$128,000
$31.00
24%
28%
$128,000
$30.50
22%
28%
$128,000
$30.00
20%
28%
$128,000
$29.50
18%
28%
$128,000
$29.00
16%
28%
$128,000
$28.50
14%
28%
$128,000
$28.00
12%
28%
$128,000
$27.50
10%
28%
$128,000
$27.00
8%
24%
$124,000
$26.50
6%
18%
$118,000
$26.00
4%
12%
$112,000
$25.50
2%
6%
$106,000
Initial level
$25.00
0%
0%
$100,000
$24.50
-2%
-2%
$98,000
$24.00
-4%
-4%
$96,000
$23.50
-6%
-6%
$94,000
$23.00
-8%
-8%
$92,000
$22.50
-10%
-10%
$90,000
$21.50
-14%
-14%
$86,000
$21.00
-16%
-16%
$84,000
$20.50
-18%
-18%
$82,000
$20.00
-20%
-20%
$80,000
…
…
…
…
$0.00
-100%
-100%
$0.00
Summary
Return
Optimization
Securities
provide
the
opportunity
to
enhance
any
positive
underlying
return
subject
to
a maximum gain with full downside exposure to any
negative underlying return at maturity. By using UBS Equity
Investor, your financial advisor can customize  Return
Optimization Securities for you across specified parameters to help you meet your investment goals. However, investing in
Return Optimization Securities involves significant risks and considerations
that
you
should
understand.
We
discuss
some
of
these
key
investment
risks
in
the
next
section
of
this
guide.

|
Return Optimization Securities

Return Optimization Securities |

Key investment risks
Issuer
credit
risk
Return
Optimization
Securities
are
unsubordinated, unsecured debt obligations of UBS AG.
Any payment on a security is subject to the
creditworthiness of UBS. If UBS is unable to pay its
obligations as they come due, you may lose some or all
of your investment in your security.
Risk
of
loss
You
will
be
exposed
to
the
downside
market risk of the underlying asset and may lose all or
a substantial portion of your investment depending on
how much the underlying asset declines.
Potential
returns
are
limited
Potential
returns
are
limited to the maximum gain. At maturity, if the
underlying return is greater than the maximum gain
your securities will underperform the underlying asset.
No
income
The
securities
do
not
pay
interest.
You
may earn no return over the entire term of your
securities and may lose up to your entire investment.
No
dividends
or
voting
rights
In
owning
a
security
rather than owning the underlying asset directly, you
give up certain benefits associated with direct
ownership. If the underlying asset pays a dividend, that
dividend will not be paid out to you. You also will not
have voting rights that direct owners may have.
Fair
value
considerations
The
issue
price
you
pay
for the securities will exceed their estimated initial
value as of the trade date due to the inclusion in the
issue price of the underwriting discount, hedging costs,
issuance costs and projected profits. As of the close of
the relevant markets on the trade date, UBS will
determine the estimated initial value of the securities
by reference to its internal pricing models and
it will be set forth in the relevant final terms
supplement. You will also receive an indicative range
for the estimated initial value in the preliminary terms
supplement. These pricing models incorporate, among
other variables, an internal funding rate that is typically
lower than the rate UBS pays on conventional debt of a
similar term. Use of an internal funding rate generally
reduces the economic value of the securities and may
adversely affect any secondary market pricing on the
securities.
Performance
prior
to
maturity
In
addition
to
the
performance of the underlying asset, fees embedded in
the issue price of a security and market factors that
influence the price of bonds and options generally will
also influence the value of a security prior to maturity.
Therefore, the market value of a security prior to
maturity may be less than its issue price even if the
underlying asset has increased and may be
substantially different than the payment expected at
maturity.
No
guarantee
of
liquidity
No
offering
of
the
securities will be listed or displayed on any securities
exchange or any electronic communications network. A
secondary trading market for the securities may not
develop. UBS Securities LLC and other affiliates of UBS
may make a market in the securities, although they are
not required to do so and may stop making a market at
any time. The price, if any, at which you may be able
to sell your securities prior to maturity could be at a
substantial discount from the issue price to public and
to its intrinsic economic value; and as a result, you may
suffer substantial losses.
Investing in Return Optimization Securities involves significant risks. Below, we summarize some of the key risks. However, prior to investing in any securities, you should carefully review the more detailed discussion of risks in the base offering documents and in the preliminary terms supplement you receive from your financial advisor.

Potential
conflicts
UBS
and
its
affiliates
may
play
a
variety of roles in connection with a security, including
acting as calculation agent and hedging UBS'
obligations under the security. In performing these
duties, the economic interests of the calculation agent
and other UBS affiliates may be adverse to your
interests as a security investor. Additionally, our
affiliates will derive compensation from sales of the
securities.
Taxation
The
tax
treatment
of
a
security
is
complex.
The offering documents contain a tax disclosure
discussing the expected federal income tax
consequences of investing in a security. Significant
aspects of the tax treatment of a security may be
uncertain. UBS Financial Services Inc. and its
employees do not provide tax advice. You are urged to
consult your own tax advisor about the tax
consequences of an investment in the securities, as
well as your own tax situation before investing in any
securities.

|
Return Optimization Securities

Where to find additional information

For additional information about UBS AG, the issuer of the securities, please visit the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. You can also find additional information at www.ubs.com/investors.

In the prospectus supplement of which this investment guide is an annex (and which also includes a sample final terms supplement), you will find links to the product supplement and the base prospectus (collectively, with the prospectus supplement, the base offering documents) for the securities, which you should read and understand prior to investing in any securities. To get back to the beginning of the prospectus supplement, click here. The other base offering documents are available on page ii of the prospectus supplement.

Your financial advisor can also send you physical copies of these documents free of charge.

Return Optimization Securities | B-14

Calculation
agent
UBS
Securities
LLC
is
the
calculation agent for the securities. The calculation
agent may have considerable discretion in calculating
the amounts payable in respect to the securities, and
you should be aware of potential conflicts of interest
between the calculation agent's role and your interest
as a holder of the securities prior to making an
investment.
Final
level
The
final
level
is
the
closing
level
of
the
underlying asset on the final valuation date, as
determined by the calculation agent.
Final
valuation
date
The
final
valuation
date
is
disclosed in the preliminary terms supplement you
receive. The final valuation date may be subject to
postponement if certain market disruption events
occur.
Final
terms
supplement
The
final
terms
supplement
is the prospectus that summarizes the final terms of
your security and will be e-mailed to you on the trade
date after the final terms for your security are set.
Initial
level
The
initial
level
is
the
closing
level
of
the
underlying asset on the trade date, as determined by
the calculation agent. Since you must place your order
before the market closes on the trade date, you will not
know the exact initial level when you place your order,
but it will be disclosed in the final terms supplement
you receive.
Issue
price
The
issue
price
is
the
price
you
pay
for
your security. The issue price per security will be
$10.00. The security is subject to minimum individual
purchase amount and issue size requirements, as
discussed above and in the base offering documents.
Implied
volatility
Implied
volatility
is
a
forward-
looking measure of an asset's price variation that is
derived from the market price of options on that asset.
Glossary
Maturity
date
The
maturity
date
is
the
date
on
which
UBS will pay you the cash you may be owed in
accordance with the terms of your security. The
maturity date will be disclosed in the preliminary terms
supplement you receive and is typically five business
days after the final valuation date. The maturity date
may be subject to postponement if the final valuation
date is postponed.
Maximum
gain
The
maximum
gain
limits
the
participation in any underlying asset appreciation and
represents the highest possible return on the security
at maturity.
Multiplier
The
multiplier
is
applied
to
any
positive
underlying return and can enhance returns up to the
maximum gain.
Preliminary
terms
supplement
The
preliminary
terms supplement is the prospectus that summarizes
the preliminary terms and conditions of your security as
well as certain key risks. You must review and confirm
the preliminary terms with your financial advisor before
placing your order for your security.
Trade
date
The
trade
date
is
the
date
on
which
you
place your order for a security. On this date, the trade
is executed and the initial level and other terms of your
security are determined.
Underlying
asset
The
underlying
asset
may
be
a
common stock or American depository receipt of a
specific company or the share of an exchange-traded
fund.
Underlying
return
The
percentage
performance
of
the underlying asset as measured from the initial level
to the final level.

|
Return Optimization Securities
UBS Financial Services Inc. is a subsidiary of UBS AG.